EXHIBIT 1

               Pursuant to Item 8, the members of the group that have filed this Schedule 13G pursuant to Rule 13d-1(c) are:

       The Morgan Stanley Leveraged Equity Fund II, L.P.
       Morgan Stanley Leveraged Equity Fund II, Inc.
       Morgan Stanley, Dean Witter, Discover & Co.
       Morgan Stanley Capital Partners III, L.P.
       MSCP III, L.P.
       Morgan Stanley Capital Partners III, Inc.
       MSCP III 892 Investors, L.P.
       Morgan Stanley Capital Investors, L.P.
       George K. Baum Group, Inc.
       G. Kenneth Baum
       George K. Baum Capital Partners, L.P.
       GKB Private Investment Partners, LLC
       George K. Baum Employee Equity Fund, L.P.
       GKB Equity, Inc.
       George K. Baum Holdings, Inc.
       Jonathan E. Baum
       Citicorp Venture Capital, Ltd.
       Citibank, N.A.
       Citicorp
       JSS Management Company, Ltd.
       William T. Webster as custodian for William T. Webster, Jr.
              under the Missouri Uniform Transfers to Minors Law
       William T. Webster as custodian for Aubrey A. Webster
              under the Missouri Uniform Transfers to Minor Law
       William T. Webster as custodian for Samuel Timothy Webster under the Missouri Uniform Transfers to Minors Law
       Kirstin D. Webster and James A. Heeter, Co-Trustees under The Timothy S. Webster Family Gift Trust of 1996, dated September 27, 1996
       William T. Webster
       Julie D. Webster
       Horst W. Schroeder
       Anna Catherine Webster
       Ernest Jack Webster, Jr.
       David B. Potter
       Timothy S. Webster
       David E. Watson
       Darrel E. Bailey
       Norman F. Abreo
       Isabel A. Lange
       Bernd H. Schroeder
       Gisela I. Schroeder, Trustee of the Living Trust of
              Gisela I. Schroeder U/T/I dated May 24, 1985
       Thompson Holdings, Inc.
       Thompson Holdings, L.P.
       Richard C. Thompson
       James A. Schlindwein
       Suzanne S. Schlindwein
       Horst W. Schroeder, Trustee of the Living Trust of
              Horst W. Schroeder, dated May 24, 1985, or successor trustee Jerry Dear
       Daniel R. Keller
       Mike Willhoite
       CCT Partners III, L.P.
       CCT I Corporation
       Phillip A. Dibble
       Phyllis Kruse Dibble